Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER 2012 RESULTS

TEMPE, AZ – August 1, 2012 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended June 30, 2012.

Second Quarter Highlights

For the second quarter of 2012 compared to the second quarter of 2011:

•	Net sales increased 4% to $1.53 billion.

•	Gross profit decreased 1% to $201.3 million.

•	Earnings from operations increased 2% to $55.3 million, or 3.6% of net sales.

•	Net earnings remained flat at $35.3 million.

•	Diluted earnings per share increased 5% to $0.79.

“During the second quarter, our team continued to execute well, generating growth in sales and earnings from operations despite slowing demand and continued macro economic uncertainty globally,” stated Ken Lamneck, President and Chief Executive Officer.

SEGMENT OVERVIEW

In North America, net sales were $993.0 million for the second quarter of 2012, remaining flat compared to sales of $989.3 million for the second quarter of 2011. Net sales of software increased 12% year over year, while net sales of hardware and services decreased 4% and 13%, respectively, year to year. Results for the second quarter of 2012 include Ensynch, which the Company acquired effective October 1, 2011. Gross profit of $130.4 million was down 1% year to year, with gross margin decreasing to 13.1% from 13.4% reported in the second quarter of 2011. Selling and administrative expenses in North America in the second quarter of 2012 decreased 5%, or $4.7 million, compared to the second quarter of 2011. The North America segment recognized a gain of $1.2 million on the sale of a portfolio of non-core service contracts as a reduction of selling and administrative expenses in the three months ended June 30, 2012. During the second quarter of 2012, the North America segment had $894,000, $552,000 net of tax, of severance and restructuring expenses compared to $1.1 million, $689,000 net of tax, during the second quarter of 2011. As a result, earnings from operations in North America increased 9% year over year to $39.1 million, or 3.9% of net sales, in the second quarter of 2012, compared to $36.0 million, or 3.6% of net sales, in the second quarter of 2011.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q2 2012 Results, Page 2	August 1, 2012

The Company’s EMEA operating segment reported net sales of $459.7 million for the second quarter of 2012, up 14% in U.S. dollars compared to the second quarter of 2011. Excluding the effects of foreign currency movements, net sales increased 24% year over year. Results for the second quarter of 2012 include Inmac, which the Company acquired effective February 1, 2012. Net sales of hardware, software and services were up 31%, 8% and 13%, respectively, year over year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware, software and services sales increased 35%, 20% and 22%, respectively, compared to the second quarter of 2011. Gross profit of $59.2 million was down 1% in U.S. dollars, but increased 7% excluding the effects of foreign currency movements, while gross margin decreased to 12.9% for the second quarter of 2012 from 14.9% in the second quarter of 2011. Selling and administrative expenses in EMEA in the second quarter of 2012 were up 5%, or $2.3 million, compared to the second quarter of 2011 in U.S. dollars and, excluding the effects of foreign currency movements, were up 14% year over year. During the second quarter of 2012, EMEA recorded $1.5 million, $1.0 million net of tax, of severance and restructuring expenses compared to $2.3 million, $1.6 million net of tax, for the second quarter of 2011. As a result, earnings from operations in EMEA were $10.8 million, or 2.4% of net sales, in the second quarter of 2012 compared to $13.0 million, or 3.2% of net sales, in the second quarter of 2011.

The Company’s APAC operating segment reported net sales of $76.5 million for the second quarter of 2012, remaining flat compared to the second quarter of 2011 in U.S. dollars, but increased 5% excluding the effects of foreign currency movements. Gross profit was $11.7 million, a decrease of 4% year to year in U.S. dollars, but an increase of 1% excluding the effects of foreign currency movements, while gross margin decreased to 15.3% for the second quarter of 2012 from 15.9% in the second quarter of 2011. Selling and administrative expenses in APAC decreased $459,000, or 7%, year to year in U.S. dollars. Excluding the effects of foreign currency movements, selling and administrative expenses decreased 3% year to year. As a result, earnings from operations in APAC were $5.4 million, or 7.0% of net sales, in the second quarter of both 2012 and 2011.

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current quarter.

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.

UPDATED GUIDANCE

For the full year 2012, the Company expects consolidated net sales to grow between 3% and 5% and expects diluted earnings per share for the full year of 2012 of between $2.15 and $2.25.

This outlook:

•	includes an effective tax rate of 36% to 38% and a Euro to USD exchange rate for the balance of 2012 of 1.23 to 1; and

•	excludes severance and restructuring expenses incurred during the year and the non-operating gain on an acquisition recorded in the first quarter.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q2 2012 Results, Page 3	August 1, 2012

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss second quarter 2012 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-240-3141 if located in the U.S., 706-634-9277 for international callers, and enter the access code 12692176.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q2 2012 Results, Page 4	August 1, 2012

FINANCIAL SUMMARY TABLE

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
Insight Enterprises, Inc.	2012	2011	% change	2012	2011	% change
Net sales	$1,529,175	$1,468,960	4%	$2,773,357	$2,688,856	3%
Gross profit	$201,286	$204,179	(1%)	$371,658	$366,659	1%
Earnings from operations	$55,308	$54,388	2%	$80,912	$77,243	5%
Net earnings	$35,250	$35,348	—	$52,642	$48,415	9%
Diluted EPS	$0.79	$0.75	5%	$1.18	$1.03	15%
North America
Net sales	$992,970	$989,323	—	$1,849,297	$1,836,362	1%
Gross profit	$130,357	$132,139	(1%)	$243,993	$241,599	1%
Earnings from operations	$39,121	$36,026	9%	$60,284	$52,584	15%
EMEA
Net sales	$459,714	$402,879	14%	$808,548	$739,856	9%
Gross profit	$59,249	$59,858	(1%)	$109,663	$107,073	2%
Earnings from operations	$10,834	$12,966	(16%)	$14,971	$18,926	(21%)
APAC
Net sales	$76,491	$76,758	—	$115,512	$112,638	3%
Gross profit	$11,680	$12,182	(4%)	$18,002	$17,987	—
Earnings from operations	$5,353	$5,396	(1%)	$5,657	$5,733	(1%)

	North America Three Months Ended June 30,			EMEA Three Months Ended June 30,			APAC Three Months Ended June 30,
Sales Mix	2012	2011	% change*	2012	2011	% change*	2012	2011	% change*
Hardware	59%	62%	(4%)	30%	26%	31%	2%	1%	223%
Software	35%	32%	12%	69%	72%	8%	96%	97%	(2%)
Services	6%	6%	(13%)	1%	2%	13%	2%	2%	12%

	100%	100%	—	100%	100%	14%	100%	100%	—

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q2 2012 Results, Page 5	August 1, 2012

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s growth in net sales in 2012 and its expected 2012 diluted earnings per share and the assumptions relating thereto, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011:

•	our reliance on partners for product availability and competitive products to sell as well as our competition with our partners;

•	our reliance on partners for marketing funds and purchasing incentives;

•	disruptions in our information technology (“IT”) systems and voice and data networks, including risks and costs associated with the integration and upgrade of our IT systems;

•	general economic conditions;

•	the security of our electronic and other confidential information;

•	actions of our competitors, including manufacturers and publishers of products we sell;

•	the integration and operation of acquired businesses, including our ability to achieve expected benefits of the acquisitions;

•	changes in the IT industry and/or rapid changes in product standards;

•	failure to comply with the terms and conditions of our commercial and public sector contracts;

•	the availability of future financing and our ability to access and/or refinance our credit facilities;

•	the variability of our net sales and gross profit;

•	the risks associated with our international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;

•	our dependence on key personnel; and

•	intellectual property infringement claims and challenges to our registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	Tel. 480-333-3390	Tel. 480-333-3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q2 2012 Results, Page 6	August 1, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$1,529,175	$1,468,960	$2,773,357	$2,688,856
Costs of goods sold	1,327,889	1,264,781	2,401,699	2,322,197

Gross profit	201,286	204,179	371,658	366,659
Operating expenses:
Selling and administrative expenses	143,601	146,386	286,995	285,487
Severance and restructuring expenses	2,377	3,405	3,751	3,929

Earnings from operations	55,308	54,388	80,912	77,243
Non-operating (income) expense:
Interest income	(288)	(400)	(639)	(758)
Interest expense	1,490	1,644	3,048	3,456
Gain on bargain purchase	—	—	(2,022)	—
Net foreign currency exchange gain	(470)	(686)	(1,298)	(1,164)
Other expense, net	389	383	633	789

Earnings before income taxes	54,187	53,447	81,190	74,920
Income tax expense	18,937	18,099	28,548	26,505

Net earnings	$35,250	$35,348	$52,642	$48,415

Net earnings per share:
Basic	$0.79	$0.76	$1.19	$1.04

Diluted	$0.79	$0.75	$1.18	$1.03

Shares used in per share calculations:
Basic	44,420	46,609	44,285	46,559

Diluted	44,708	47,052	44,731	47,117

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q2 2012 Results, Page 7	August 1, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$129,013	$128,336
Accounts receivable, net	1,354,952	1,208,276
Inventories	119,701	114,763
Inventories not available for sale	38,373	43,816
Deferred income taxes	17,032	17,344
Other current assets	28,538	23,144

Total current assets	1,687,609	1,535,679
Property and equipment, net	143,070	140,705
Goodwill	26,257	26,257
Intangible assets, net	53,297	59,021
Deferred income taxes	67,020	70,771
Other assets	25,103	25,178

	$2,002,356	$1,857,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$978,787	$882,384
Accrued expenses and other current liabilities	174,495	178,749
Current portion of long-term debt	1,026	1,017
Deferred revenue	40,232	47,012

Total current liabilities	1,194,540	1,109,162
Long-term debt	120,086	115,602
Deferred income taxes	853	1,186
Other liabilities	34,217	34,829

	1,349,696	1,260,779

Stockholders’ equity:
Preferred stock	—	—
Common stock	445	439
Additional paid-in capital	363,979	360,370
Retained earnings	275,767	223,125
Accumulated other comprehensive income – foreign currency translation adjustments	12,469	12,898

Total stockholders’ equity	652,660	596,832

	$2,002,356	$1,857,611

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q2 2012 Results, Page 8	August 1, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net earnings	$52,642	$48,415
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	20,497	19,125
Provision for losses on accounts receivable	2,159	2,254
Write-downs of inventories	2,035	4,432
Write-off of computer software development costs	34	1,390
Non-cash stock-based compensation	4,449	3,823
Gain on bargain purchase	(2,022)	—
Excess tax benefit from employee gains on stock-based compensation	(1,939)	(1,541)
Deferred income taxes	4,334	3,768
Changes in assets and liabilities:
Increase in accounts receivable	(142,125)	(93,498)
Decrease (increase) in inventories	1,916	(4,002)
(Increase) decrease in other current assets	(5,100)	17,691
Decrease (increase) in other assets	2,529	(1,832)
Increase in accounts payable	84,383	18,556
Decrease in deferred revenue	(8,333)	(14,779)
Decrease in accrued expenses and other liabilities	(4,293)	(7,220)

Net cash provided by (used in) operating activities	11,166	(3,418)

Cash flows from investing activities:
Acquisition, net of cash acquired	(3,831)	—
Purchases of property and equipment	(15,943)	(10,395)

Net cash used in investing activities	(19,774)	(10,395)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	520,603	661,000
Repayments on senior revolving credit facility	(635,603)	(610,000)
Borrowings on accounts receivable securitization financing facility	355,000	—
Repayments on accounts receivable securitization financing facility	(235,000)	—
Payments on capital lease obligation	(507)	(496)
Net borrowings (repayments) under inventory financing facility	6,465	(37,975)
Payment of deferred financing fees	(2,554)	—
Proceeds from sales of common stock under employee stock plans	889	23
Excess tax benefit from employee gains on stock-based compensation	1,939	1,541
Payment of payroll taxes on stock-based compensation through shares withheld	(3,027)	(2,522)
Repurchases of common stock	—	(14,149)

Net cash provided by (used in) financing activities	8,205	(2,578)

Foreign currency exchange effect on cash flows	1,080	7,831

Increase (decrease) in cash and cash equivalents	677	(8,560)
Cash and cash equivalents at beginning of period	128,336	123,763

Cash and cash equivalents at end of period	$129,013	$115,203

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958